UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): December 21, 2012 (December 19, 2012)

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Room 701A, Building A Golden Eagle Mansion 80 Hanxiao Road, Pudong Shanghai 200437 China (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (86) 21 6105 3350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in prior public filings, ChinaCast Education Corporation (the “Company”) has been conducting an ongoing investigation into the questionable activities of its former chairman and chief executive officer Ron Chan Tze Ngon (“Mr. Chan”), former president-China Jiang Xiangyuan (“Mr. Jiang”), former chief financial officer Antonio Sena, former chief accounting officer Jim Ma Lok and their associates (collectively, “Prior Management”).

In connection with this ongoing investigation, on December 19, 2012, the Board of Directors (the “Board”) the Company, after consultation with and upon the recommendation of the management of the Company and the Audit Committee of the Board (the “Audit Committee”), concluded that the Company’s previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2009 and 2010

(and the accompanying reports of the Company's independent registered accounting firm, Deloitte Touche Tohmatsu CPA Ltd.), the Quarterly Reports on Form 10-Q for the periods within the fiscal years 2009 and 2010, and the Quarterly Reports for the quarterly periods ended March 31, June 30 and September 30, 2011 (collectively, together with all previously filed amendments to any such periodic reports, the ”Previously Issued Financial Statements”), should no longer be relied upon. As the Company continues its investigation, it may reach similar conclusions with respect to financial statements of other prior reporting periods. The Board made this determination based on the following preliminary conclusions that it has now made as a result of the factual discoveries uncovered as part of the ongoing investigation into Prior Management’s activities:

•	Interest in a purported majority-owned subsidiary. The Company has recently learned that records obtained from the Hong Kong Companies Registry reflect that ChinaCast Technology (HK) Limited (“CCT HK”), which according to the Previously Issued Financial Statements (and other public filings since 2007) is wholly-owned by Company subsidiary ChinaCast Technology (BVI) Limited (“CCT BVI”), is actually owned only as to 50% by CCT BVI, with Mr. Chan owning the remaining 50%. The Company continues to investigate how Mr. Chan came to hold this ownership stake without the Board’s knowledge or consent. As the Company only owns approximately 98.4% of CCT BVI, the Company effectively holds only an approximately 49.2% indirect equity interest in CCT HK. As such, CCT HK should not have been consolidated as a majority-owned subsidiary in the Previously Issued Financial Statements.

•	Non-bank borrowings. Although the Company’s investigation is still ongoing, based on the continuing investigation, it appears likely that other borrowings as of various dates from the fourth quarter of 2009 (and possibly earlier) to the third quarter of 2011 were understated in the Previously Issued Financial Statements. Specifically, management believes, based on recent discoveries, that from the fourth quarter of 2009 (and possibly earlier) until the second quarter of 2012, the Company under Prior Management had taken out a series of short-term, high-interest rate loans from a number of family members, friends and related companies of Prior Management, as well as various unrelated companies, without the knowledge or consent of the Company. While the Company to date has only been able to obtain bank record and legal documentation evidence to corroborate some of these undisclosed borrowings, management believes, based on recent discoveries, that the total amount of such borrowings from the fourth quarter of 2009 to the fourth quarter of 2011 could be over Rmb900 million. Management has not been able to determine the number and amount of loans that remain outstanding, but claims against the Company have been filed by individuals for non-repayment of debts that were not disclosed in the Previously Issued Financial Statements.

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The Board believes that a number of the inflows and outflows of cash identified in Company bank statements between June 2011 and April 2012 that was disclosed in the Form 8-K filed on July 30, 2012, relate to such borrowing arrangements.

The Company is continuing to investigate the extent of these prior non-bank borrowings.

•	December 2009 stock offering proceeds. The Company has now discovered that Prior Management had transferred a substantial portion (at least US$35 million) of the US$44 million proceeds (net of underwriting discount) from the Company’s December 2009 public common stock offering to entities outside of the Company’s group structure without the knowledge or consent of the Board. These cash outflows, made shortly after the offering’s completion, have not been disclosed in any of the Previously Issued Financial Statements.

•	2009 year-end term deposits. The Company has recently learned that at least Rmb250 million (US$36 million) of the Rmb507 million (US$75 million) amount that was classified as term deposits on the Company’s balance sheet as of December 31, 2009, was actually pledged by Prior Management to guarantee the debts of various third parties – many of whom appear to operate outside of the Company’s scope of business – as of that date. The pledges, which were entered into without the knowledge or approval of the Board, (i) appear to fall outside of the Company’s scope of business and (ii) had effectively reduced the amount of cash available to the Company. Adjusting for these pledges, cash available from term deposits as of December 31, 2009, would have been reduced from Rmb507 million (US$75 million) to an amount of Rmb257 million (US$38 million) or less.

•	January 2010 stock issuance proceeds. In connection with its ongoing investigation, management has been unable to confirm from statements for the Company’s known bank accounts that it had received the US$5 million that, according to the previously issued financial statements, Thriving Blue Limited had paid on January 4, 2010, to purchase 692,520 shares of the Company’s common stock. According to the Previously Issued Financial Statements, Thriving Blue Limited is a British Virgin Islands company that is 100% owned by Mr. Chan, which had purchased the 692,250 shares on behalf of Mr. Chan, Mr. Sena and the Company’s then president-International Michael Santos.

•	June 2010 stock issuance proceeds. In connection with its ongoing investigation, management has been unable to confirm from statements for the Company’s known bank accounts that the Company had received any of the $29 million that, according to the Previously Issued Financial Statements, the Company had received for the sale of 3,735,734 shares of common stock to nominees of Mr. Wu Shixin in June 2010. The Company is continuing to investigate the purpose for this stock issuance to nominees of Mr. Wu.

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•	August 2010 college acquisition. In connection with the Company’s ongoing investigation, the Company has learned that the amount that the Company had paid for its acquisition of Hubei International University Business College (“HIUBC”) was overstated and the manner of the acquisition was inaccurately described in the Previously Issued Financial Statements.

According to the Previously Issued Financial Statements, on August 23, 2010, ChinaCast Education Holdings Ltd. (“CEH”), a Company subsidiary, acquired all of the interests in Wintown Enterprises Limited (“Wintown”), which ultimately held all of the interests in HIUBC, from its former sole owner, Mr. Wu Shixin. The Company’s auditors had previously informed management that according to its work papers, the Company had made payments in August and September 2010 from one of the Company’s bank accounts as part of the consideration for its acquisition of Wintown Enterprises Limited, the holding company at the time for HIUBC.

In connection with the ongoing investigation, the Company’s management has since obtained records for that account directly from the bank, and these records do not reflect any such payments during that time period. In a meeting with representatives of the Company, Mr. Wu has stated that although he recalled having executed documents at Prior Management’s request in the past, he was unaware of the details of the Wintown transaction and did not receive any consideration in connection with the transaction.

The Company is continuing to investigate the circumstances under which it had previously acquired HIUBC.

•	2010 year-end cash and cash equivalents and term deposits. The Company has now uncovered through its ongoing investigation that cash and cash equivalents as of December 31, 2010, which according to the Previously Issued Financial Statements was Rmb244 million (US$37 million), was overstated by at least Rmb50 million (US$8 million) as of that date.

The Company has recently discovered that at least Rmb600 million (US$91 million) of the Rmb704 million (US$107 million) amount that was classified as term deposits on the Company’s balance sheet as of December 31, 2010, was actually pledged to guarantee the debts of various third parties – many of whom appear to operate outside of the Company’s scope of business – as of that date. The pledges, which were entered into without the prior knowledge or approval of the Board, (i) appear to fall outside of the Company’s scope of business and (ii) had effectively reduced the amount of cash available to the Company. Adjusting for these pledges, cash available from term deposits as of December 31, 2010, would have been reduced from Rmb704 million (US$107 million) to an amount of Rmb104 million (US$16 million) or less.

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Taking into account the overstatements in term deposits and cash and cash equivalents described above, the aggregate cash, cash equivalents and term deposits as of December 31, 2010, would have been reduced to Rmb298 million (US$45 million) from the Rmb948 million (US$144 million) reported in the Previously Issued Financial Statements.

•	April 2011 Bank of Hangzhou loan. The Company’s investigation has now revealed that the Company’s Forms 10-Q for the quarterly periods ended June 30 and September 30, 2011, did not reflect a Rmb25 million (US$4 million) one-year credit facility that the Company’s variable-interest entity, ChinaCast Li Xiang Co., Ltd., had entered into with the Bank of Hangzhou on April 28, 2011. This facility, which was disclosed in the Company’s Forms 8-K filed on June 12 and 25, 2012, was guaranteed by the Company’s subsidiary, Yupei Training Information Technology (Shanghai) Ltd., and by personal guarantees from Mr. Chan and Mr. Jiang (among other guarantors), and was entered into without the knowledge or consent of the Board.

•	Q2 2011-end cash and cash equivalents and term deposits. The Company has recently discovered through its investigation that cash and cash equivalents as of June 30, 2011, which according to the Previously Issued Financial Statements was Rmb428 million (US$66 million), was overstated by at least Rmb291 million (US$45 million) as of that date.

The ongoing investigation has revealed that at least Rmb300 million (US$46 million) of the Rmb430 million (US$66 million) amount that was classified as term deposits on the Company’s balance sheet as of June 30, 2011, was actually pledged by Prior Management to guarantee the debts of various third parties – many of whom appear to operate outside of the Company’s scope of business – as of that date. The pledges, which were entered into without the prior knowledge or approval of the Board, (i) appear to fall outside of the Company’s scope of business and (ii) had effectively reduced the amount of cash available to the Company. Adjusting for these pledges, cash available from term deposits as of June 30, 2011, would have been reduced from Rmb430 million (US$66 million) to an amount of Rmb130 million (US$20 million) or less.

Taking into account the overstatements in term deposits and cash and cash equivalents described above, the aggregate cash, cash equivalents and term deposits as of June 30, 2011, would have been reduced to Rmb 267 million (US$41 million) from the Rmb858 million (US$132 million) reported in the Previously Issued Financial Statements.

This recently uncovered overstatement now calls into question the accuracy of the results of an independent review of the Company’s cash balances as of June 30, 2011, which the Company under Prior Management had disclosed in December 2011.

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•	Q3 2011-end cash and cash equivalents and term deposits. The Company has now learned that cash and cash equivalents as of September 30, 2011, which according to the Previously Issued Financial Statements was Rmb482 million (US$76 million), was overstated by at least Rmb307 million (US$48 million) as of that date.

The ongoing investigation has revealed that at least Rmb280 million (US$44 million) of the Rmb605 million (US$95 million) amount that was classified as term deposits on the Company’s balance sheet as of September 30, 2011, was actually pledged by Prior Management to guarantee the debts of various third parties – many of whom appear to operate outside of the Company’s scope of business – as of that date. The pledges, which were entered into without the prior knowledge or approval of the Board, (i) appear to fall outside of the Company’s scope of business and (ii) had effectively reduced the amount of cash available to the Company. Adjusting for these pledges, cash available from term deposits as of September 30, 2011, would have been reduced from Rmb605 million (US$95 million) to an amount of Rmb325 million (US$51 million) or less.

Taking into account the overstatements in term deposits and cash and cash equivalents described above, the aggregate cash, cash equivalents and term deposits as of September 30, 2011, would have been reduced to Rmb500 million (US$79 million) from the Rmb1,087 million (US$171 million) reported in the Previously Issued Financial Statements.

As part of its ongoing investigation, the Company has learned that of the at least Rmb280 million in pledged term deposits as of September 30, 2011, Rmb200 million (approximately US$31 million) has been taken out of the Company’s accounts by banks to settle pledgee defaults, resulting in this amount being effectively drawn down by the pledgees.

Furthermore, as part of its ongoing investigation, management is also currently inquiring into the following matters (among others) that may also possibly impact on the reliability of the Company’s Previously Issued Financial Statements:

•	Term deposits. As noted above, a significant portion of the Company’s term deposits as of December 31, 2009, December 31, 2010, June 30, 2011, and September 30, 2011, was pledged to guarantee the debts of various third parties (many of which appear to operate outside of the Company’s scope of business) as of such dates. To date, the Company has discovered that Prior Management had over the years entered into at least 40 such previously undisclosed account pledges, involving an aggregate Rmb1,513 million (US$243 million) of the Company’s term deposits, without the Company’s knowledge or consent. The Company is continuing to investigate this pledging of term deposits for the benefit of third parties without the Board’s knowledge or consent.

•	October 2009 college acquisition. Management is investigating whether the amount that the Company had paid for its acquisition of Lijiang College in October 2009 was overstated and whether the manner of the acquisition was accurately described in the Previously Issued Financial Statements.

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•	CCLX revenues. Management is investigating whether any of the revenues for its ELG segment in 2009, 2010 and the first nine months of 2011 have been overstated. To date, management has discovered that Rmb 96 million of the Rmb208 million of CCLX’s revenues for 2010 reported in the Previously Issued Financial Statements was purportedly invoiced in December of that year, while a significant portion of the revenues that CCLX had reported to tax authorities in China for 2011 was purportedly invoiced in December of that year as well. In connection with the ongoing investigation, management has also had discussions with former CCLX employees and obtained financial data from such staff that management now believes may raise questions above the veracity of CCLX’s historical financial information, as presented in the Previously Issued Financial Statements.

As previously disclosed, Prior Management had removed or destroyed substantially all of the Company’s books and records, which has impacted the Company’s ability to provide additional information on its Previously Issued Financial Statements. As such, the Board’s non-reliance determination was based primarily on the limited amount of information and records that the Company has been able to obtain through its investigation, including certain bank statements and other documentation that management obtained for 102 of the Company’s banks accounts (including time deposit accounts at seven banks in China, but does not include bank accounts for any of the private colleges); conversations with current and former employees; information obtained from the Company’s auditors; information obtained from governmental records and third parties; and other sources. As the Company continues to investigate the questionable activities of Prior Management, the matters discussed herein are subject to further updates as the Company acquires more information.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with Deloitte Touche Tohmatsu CPA Ltd., the Company’s registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012

ChinaCast Education Corporation

By:	/s/ Doug Woodrum
Doug Woodrum Chief Financial Officer

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